EXHIBIT 10.16

PURCHASE AND SALE AGREEMENT

dated as of December 13, 2016

between

OPIANT PHARMACEUTICALS, INC.

and

SWK FUNDING LLC

i

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Section 8.6	Entire Agreement	39
Section 8.7	Governing Law	40
Section 8.8	Waiver of Jury Trial	40
Section 8.9	Severability	41
Section 8.10	Counterparts	41
Section 8.11	Amendments; No Waivers	41
Section 8.12	Table of Contents and Headings	41

Exhibit A	Form of Bill of Sale
Exhibit B	Form of Licensee Instruction
Exhibit C	Form of Opinion of Special Counsel to the Seller

Schedule 3.6	Litigation
Schedule 3.11(a)(i)	Product Specific Patents
Schedule 3.11 (a)(ii)	Joint Patents
Schedule 3.11(b)	Opiant Patents
Schedule 3.13(m)	License Agreement Representations and Warranties
Schedule 3.14	Profit Sharing Arrangements
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PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of December 13, 2016 is between Opiant Pharmaceuticals, Inc., a Nevada corporation (the “Seller”), and SWK Funding LLC, a Delaware limited liability company (the “Purchaser”).

W I T N E S S E T H :

WHEREAS, the Seller has the right to receive milestones and royalties based on the worldwide net sales of Products under the License Agreement; and

WHEREAS, the Seller desires to sell, contribute, assign, transfer, convey and grant to the Purchaser, and the Purchaser desires to purchase, acquire and accept from the Seller, the Purchased Assets described herein, upon and subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINED TERMS AND RULES OF CONSTRUCTION

Section 1.1 Defined Terms. The following terms, as used herein, shall have the following respective meanings:

“Adapt Agreements” means the License Agreement and any sub-license agreements concerning any Product or Opiant Technology (as it relates to any Product) entered into by Licensee and any and all other related agreements concerning any Product or Opiant Technology (as it relates to any Product) by and between Seller and Licensee, or Licensee and a sub-licensee and/or a third party, as applicable, in each case only to the extent that such agreements relate to sale, manufacture, marketing, distribution or license of any Product or Opiant Technology (as it relates to any Product).

“Adapt Applied Know-How” has the meaning set forth in Section 1.2 of the License Agreement.

“Adapt Applied Patents” has the meaning set forth in Section 1.3 of the License Agreement.

“Additional License Agreements” means any New Arrangement and any additional revenue generating agreements entered into by Seller with Counterparties with respect to the sale, manufacture, marketing, distribution or licensing of any Product or Opiant Technology (as it relates to any Product), as well as any and all sub-license agreements entered into by such Counterparty and any and all other related agreements by and between Seller and such Counterparty, or such Counterparty and a sub-licensee, as applicable with respect to the sale, manufacture, marketing, distribution or license of any Product or Opiant Technology (as it relates to any Product).

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“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

“Bankruptcy Event” means the occurrence of any of the following in respect of a Person: (a) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; (b) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of such Person or its debts under any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or seeking, consenting to or acquiescing in the entry of an order for relief in any case under any such law, or the appointment of or taking possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for such Person or for any substantial part of its property; (c) corporate or other action taken by such Person to authorize any of the actions set forth in clause (a) or clause (b) above; or (d) without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person.

“Bill of Sale” means that certain bill of sale dated as of the Closing Date executed by the Seller and the Purchaser substantially in the form of Exhibit A.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

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“Capped Royalty Amount” means $20,625,000 unless the Earn Out Milestone is achieved, then such Capped Royalty Amount means $26,250,000, it being understood and agreed that if any Royalties are required to be refunded, returned or otherwise paid by the Purchaser to Seller or to Licensee, such Royalties shall be disregarded for purposes of determining whether the Capped Royalty Amount has been reached; provided, however, that the Capped Royalty Amount shall be increased by 1.5 times the aggregate amount of any costs and expenses (including attorneys’ fees and expenses) incurred by the Purchaser in connection with (i) any defense or enforcement of the Opiant Technology under Section 5.5(e), or (ii) the participation or control of the Purchaser (with counsel appointed by it) under Section 5.6(d) of any meeting, discussion, action, suit or other proceeding relating to any breach, default or termination event or alleged breach, default or termination event by Licensee under the License Agreement, including any counterclaim, settlement discussions or meetings.

“Commercial Sublicensee” has the meaning set forth in Section 1.11 of the License Agreement.

“Commercialize” has the meaning set forth in Section 1.12 of the License Agreement.

“Confidential Information” means, as it relates to the Seller and its Affiliates, Products and the Opiant Technology, all information (whether written or oral, or in electronic or other form) involving or relating in any way, directly or indirectly, to Products, the License Agreement, the Purchased Assets or the Royalties, including (a) any license, sublicense, assignment, product development, royalty, sale, supply or other agreements (including the License Agreement) involving or relating in any way, directly or indirectly, to the Purchased Assets, the Royalties or the intellectual property, compounds or products giving rise to the Purchased Assets, and including all terms and conditions thereof and the identities of the parties thereto, (b) any reports, data, materials or other documents of any kind concerning or relating in any way, directly or indirectly, to the Seller, Products, the License Agreement, the Purchased Assets, the Royalties or the intellectual property, compounds or products giving rise to the Purchased Assets, and including reports, data, materials or other documents of any kind delivered pursuant to or under any of the agreements referred to in clause (a) above, and (c) any inventions, devices, improvements, formulations, discoveries, compositions, ingredients, patents, patent applications, know-how, processes, trial results, research, developments or any other intellectual property, trade secrets or information involving or relating in any way, directly or indirectly, to the Purchased Assets or the compounds or products giving rise to the Purchased Assets; provided, however, that, solely for purposes of this Agreement, Confidential Information shall not include information that is (i) already in the public domain at the time the information is disclosed other than as a result of disclosure in violation of the confidentiality undertakings in this Agreement, (ii) lawfully obtainable from other sources, (iii) required to be disclosed in any document to be filed with any Governmental Authority, or (iv) required to be disclosed by court or administrative order or under laws, rules and regulations applicable to the Seller or the Purchaser or their respective Affiliates (including securities laws, rules and regulations), as the case may be, or pursuant to the rules and regulations of any stock exchange or stock market on which securities of the Seller or the Purchaser or their respective Affiliates may be listed for trading.

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“Counterparty” means Licensee and any other Persons counterparty to an Additional License Agreement.

“Development” has the meaning set forth in Section 1.17 of the License Agreement. “Dollar” or the sign “$” means United States dollars.

“Earn Out Milestone” means the point in time that Licensee has received in excess of $25,000,000 of cumulative Net Sales for any two consecutive fiscal quarters during the period from October 1, 2016 through September 30, 2017 from the sale of Narcan®.

“Earn Out Milestone Payment” means $3,750,000.

“FDA” means the U.S. Food and Drug Administration and any successor agency thereto.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Generic Competition” has the meaning set forth in Section 5.4.3 of the License Agreement.

“Generic Product” has the meaning set forth in Section 1.30 of the License Agreement.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including each Patent Office, the FDA and any other government authority in any country.

“Indemnification Cap” means the Purchase Price plus an annual rate of return of 12% (compounded monthly) as of any date of determination; provided, however, that in no event shall the indemnification cap exceed 150% of the Purchase Price.

“Information” has the meaning set forth in Section 1.32 of the License Agreement.

“Intellectual Property Rights” means the Opiant Technology, Adapt Applied Patents, Adapt Applied Know-How and Joint Intellectual Property Rights.

“Joint Intellectual Property Rights” has the meaning set forth in Section 6.1.2 of the License Agreement.

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“Joint Patents” has the meaning set forth in Section 6.1.2 of the License Agreement.

“License Agreement” means that certain License Agreement dated as of December 15, 2014 between the Seller and Licensee, as amended by the License Amendment, and as further amended from time to time, and as further amended and supplemented by the Licensee Instruction. The term “License Agreement” shall include all rights that arise therefrom and relate thereto.

“License Amendment” means that certain Amendment No. 1 to License Agreement, dated December 13, 2016, by and between the Seller and Licensee.

“Licensed Patents” means the Product Specific Patents, Opiant Patents and Joint Patents.

“Licensee” means Adapt Pharma Operations Limited, an Irish limited company. “Licensee Instruction” means the irrevocable direction to Licensee in the form set forth in Exhibit B.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, in each case to secure payment of a debt or performance of an obligation, including any conditional sale or any sale with recourse, other than obligations due under the License Agreement.

“Lightlake Cost Cap” has the meaning set forth in Section 3.8.1 of the License Agreement.

“Loss” means any loss, set-off, off-set, rescission, counterclaim, reduction, deduction, defense, cost, charge, expense, interest, fee, payment, demand, liability, claim, action, proceeding, penalty, fine, damages, judgment, order or other sanction.

“Material Adverse Change” means any event, circumstance or change resulting in a material adverse effect, in any respect, on (a) the legality, validity or enforceability of any of the Transaction Documents, any Product Agreement or the back-up security interest granted pursuant to Section 2.1(d), (b) the right or ability of the Seller (or any permitted assignee) or the Purchaser to perform any of its obligations under any of the Transaction Documents or any Product Agreement, in each case to which it is a party, or to consummate the transactions contemplated hereunder or thereunder, (c) the rights or remedies of the Purchaser under any of the Transaction Documents or of the Purchaser or the Seller under any Product Agreement, (d) the timing, amount or duration of the Royalties, (e) the Purchased Assets or (f) the Opiant Technology as it relates to the Product.

“Narcan®” means Narcan® (naloxone HCI), the brand name for the product covered by NDA 208411.

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“NDA 208411” means New Drug Application 208411 granted to applicant Adapt Pharma Operations Limited and approved on November 18, 2015, and all additions, supplements, extensions and amendments thereof.

“Net Sales” has the meaning set forth in Section 1.45 of the License Agreement.

“NIDA Agreement” has the meaning set forth in Section 1.47 of the License Agreement.

“Opiant Know-How” has the meaning set forth in Section 1.38 of the License Agreement, defined as “Lightlake Know-How”.

“Opiant Patents” has the meaning set forth in Section 1.39 of the License Agreement, defined as “Lightlake Patents”.

“Opiant Technology” means the Opiant Know-How, Opiant Patents, Product Specific Patents and Seller’s interest in the Joint Intellectual Property Rights.

“Orange Book” means the Approved Drug Products with Therapeutic Equivalence Evaluations maintained by the FDA.

“Patents” has the meaning set forth in in Section 1.49 of the License Agreement.

“Patent Office” means the applicable patent office, including the United States Patent and Trademark Office and any comparable foreign patent office.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Product” has the meaning set forth in Section 1.51 of the License Agreement. For the avoidance of doubt, “Product” includes Follow-On Products as defined in Section 5.2.5 of the License Agreement.

“Product Agreements” means the Adapt Agreements and any Additional License Agreements.

“Product Specific Patents” has the meaning set forth in Section 1.52 of the License Agreement.

“Purchase Price” means (a) the Upfront Purchase Price if the Earn Out Milestone is not achieved, and (b) the aggregate amount of (i) the Upfront Purchase Price and (ii) the Earn Out Milestone Payment, if such Earn Out Milestone is achieved.

“Purchased Assets” means, collectively, the Seller’s (a) right, title and interest in, to and under the Product Agreements to (i) receive all of the Royalties up to the Capped Royalty Amount, and thereafter to receive the Residual Royalty, and (ii) receive the statements produced by Licensee pursuant to Section 5.6 of the License Agreement and (b) right, to the extent possible under this Agreement, to cure any breach of or default under any Product Agreement by the Seller.

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“Regulatory Agency” means a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals in any country.

“Regulatory Approvals” means, collectively, all regulatory approvals, registrations, certificates, authorizations, permits and supplements thereto, as well as associated materials (including the product dossier) pursuant to which Products may be marketed, sold and distributed in a jurisdiction, issued by the appropriate Regulatory Agency.

“Residual Royalty” means (i) if the Earn Out Milestone is paid, then Purchaser shall receive 10% of all Royalties, provided, however, that if no generic version of Narcan® is commercialized prior to the sixth anniversary of the Closing, then Purchaser shall receive 5% of all Royalties after such date, and (ii) if the Earn Out Milestone is not paid, then Purchaser shall receive 7.86% of all Royalties, provided, however, that if no generic version of Narcan® is commercialized prior to the sixth anniversary of the Closing, then Purchaser shall receive 3.93% of all Royalties after such date.

“Retained Royalties” means all Royalties other than the Residual Royalties.

“Retained Royalty Sale” means a sale, transfer, conveyance, commercialization or monetization of any Retained Royalties.

“Royalties” means (a) all amounts or fees paid or payable, owed or owing, accrued or otherwise required to be paid to the Seller or any of its Affiliates arising out of, related to or resulting from the sale by Licensee or its Affiliates or its and their Sublicensees, successors and assigns, of Narcan® or any other Product, and, in each case, attributable to the period commencing on the Royalties Commencement Date, including (i) amounts pursuant to Section 5.4 of the License Agreement, (ii) post-termination royalties pursuant to Section 10.8.2 of the License Agreement and (iii) amounts pursuant to Section 5.13 of the License Agreement, (b) all milestone payments paid or payable, owed or owing, accrued or otherwise required to be paid to the Seller or any of its Affiliates pursuant to Sections 5.2 and 5.3 of the License Agreement, in each case paid or payable, owed or owing, accrued or otherwise required to be paid on or after the date hereof, (c) all indemnity payments, recoveries, damages, reimbursement of expenses or awards or settlement amounts paid or payable, owed or owing, accrued or otherwise required to be paid to the Seller or any of its Affiliates by Licensee or any third party and arising out of or relating to any Product or Opiant Technology (as it relates to any Product) or as a result of a breach by any Person (other than the Seller) of the License Agreement with respect thereto and attributable to the period commencing on the Royalties Commencement Date (other than reimbursements of Seller’s costs and expenses in connection with such action pursuant to the License Agreement to the extent that such costs and expenses have not been borne by the Purchaser), including pursuant to Section 6.4.3 of the License Agreement, (d) all interest on any amounts referred to in the foregoing clauses (a), (b) and (c), paid or payable, owed or owing or otherwise required to be paid to the Seller or any of its Affiliates, including pursuant to Section 5.9 of the License Agreement, (e) all amounts paid or payable, owed or owing, accrued or otherwise required to be paid to the Seller or any of its Affiliates by one or more licensees or sublicensees under any New Arrangement or due to a Self-commercialization Event, (f) all other amounts paid or payable, owed or owing or otherwise required to be paid to the Seller or any of its Affiliates by Licensee or any other Person arising out of, related to or resulting from Narcan® or any other Product, Opiant Technology (as it relates to any Product) or the Product Agreements and attributable to the period commencing on the Royalties Commencement Date, (g) all accounts (as defined under the UCC) evidencing the rights to the payments and amounts described herein and (h) all proceeds (as defined under the UCC) of any of the foregoing.

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“Royalties Commencement Date” means October 1, 2016.

“SEC” means the U.S. Securities and Exchange Commission.

“Set-off” means any set-off, off-set, rescission, counterclaim, reduction, deduction or defense.

“Specified Product” means any Product in respect of which royalties or amounts will be due under the License Agreement.

“Sublicensee” has the meaning set forth in Section 1.61 of the License Agreement.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.

“Third Party” has the meaning set forth in Section 1.62 of the License Agreement.

“Third Party Royalty” has the meaning set forth in Section 5.5 of the License Agreement.

“Transaction Documents” means this Agreement, the Bill of Sale and the Licensee Instruction.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Nevada; provided, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the back-up security interest or any portion thereof granted pursuant to Section 2.1(d) is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of Nevada, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

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“Upfront Payment” means any payment from a Counterparty pursuant to an Additional License Agreement payable at the time such agreement is executed.

“U.S.” or “United States” means the United States of America.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Additional Definitions. The following definitions shall have the meaning ascribed to such definition in the corresponding section:

Defined Term	Section
Agreement	Preamble
Closing	6.1
Closing Date	6.1
Disputes	3.11(h)
Excluded Liabilities and Obligations	2.3
New Arrangement	5.7(a)
Nonassignable Assets	2.4
Purchaser	Preamble
Purchaser Account	5.4(b)
Purchaser Indemnified Party	7.1
Purchaser Offer Notice	5.8(b)
Retained Royalty Sale Notice	5.8(a)
Retained Royalty Sale Period	5.8(c)
Self-commercialization Event	5.7(c)
Seller	Preamble
Seller Account	5.4(d)
Seller Indemnified Party	7.2
Seller’s Notice	5.8(d)
Upfront Purchase Price	2.2

Section 1.2 Rules of Construction. Unless the context otherwise requires, in this Agreement:

(a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b) Unless otherwise defined, all terms used herein that are defined in the UCC shall have the meanings stated in the UCC.

(c) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

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(d) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(e) References to an agreement or other document include references to such agreement or document as amended, restated, reformed, supplemented or otherwise modified in accordance with the terms hereof and thereof and include any annexes, exhibits and schedules attached thereto.

(f) References to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor.

(g) References to any Person shall be construed to include such Person’s successors and permitted assigns.

(h) The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(i) The words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Agreement unless otherwise specified.

(j) In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(k) Where any payment is to be made, any funds are to be applied or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly.

(l) Any reference herein to a term that is defined by reference to its meaning in the License Agreement shall refer to such term’s meaning in the License Agreement as in existence on the date hereof (and not to any new, substituted or amended version thereof unless the Purchaser has consented thereto).

ARTICLE II

PURCHASE AND SALE OF THE PURCHASED ASSETS

Section 2.1 Purchase and Sale.

(a) Subject to the terms and conditions of this Agreement, on the Closing Date, the Seller hereby sells, contributes, assigns, transfers, conveys and grants to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from the Seller, all of the Seller’s right, title and interest in and to the Purchased Assets, free and clear of any and all Liens, other than those Liens created in favor of the Purchaser by the Transaction Documents.

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(b) The Seller and the Purchaser intend and agree that the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets under this Agreement shall be, and are, a true, complete, absolute and irrevocable assignment and sale by the Seller to the Purchaser of the Purchased Assets and that such assignment and sale shall provide the Purchaser with the full benefits of ownership of the Purchased Assets. Neither the Seller nor the Purchaser intends the transactions contemplated hereunder to be, or for any purpose characterized as, a loan from the Purchaser to the Seller or a pledge or assignment or only a security agreement. The Seller waives any right to contest or otherwise assert that this Agreement does not constitute a true, complete, absolute and irrevocable sale and assignment by the Seller to the Purchaser of the Purchased Assets under Applicable Law, which waiver shall be enforceable against the Seller in any Bankruptcy Event relating to the Seller. The sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets shall be reflected on the Seller’s financial statements and other records as a sale of assets to the Purchaser (except to the extent GAAP or the rules of the SEC require otherwise with respect to the Seller’s consolidated financial statements).

(c) The Seller hereby authorizes the Purchaser or its designee to execute, record and file, and consents to the Purchaser or its designee executing, recording and filing, at the Purchaser’s sole cost and expense, financing statements in the appropriate filing offices under the UCC (and continuation statements with respect to such financing statements when applicable), and amendments thereto or assignments thereof, in such manner and in such jurisdictions as are necessary or appropriate to evidence or perfect the sale, contribution, assignment, transfer, conveyance and grant by the Seller to the Purchaser, and the purchase, acquisition and acceptance by the Purchaser from the Seller, of the Purchased Assets and to perfect the security interest in the Purchased Assets granted by the Seller to the Purchaser pursuant to Section 2.1(d).

(d) Notwithstanding that the Seller and the Purchaser expressly intend for the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets to be a true, complete, absolute and irrevocable sale and assignment, the Seller hereby assigns, conveys, grants and pledges to the Purchaser, as security for its obligations created hereunder in the event that the transfer contemplated by this Agreement is held not to be a sale, a security interest in and to all of the Seller’s right, title and interest in, to and under the Purchased Assets and, in such event, this Agreement shall constitute a security agreement.

(e) The Purchaser acknowledges and agrees that, other than the representations and warranties of the Seller specifically contained in Article III, (a) there are no representations or warranties of the Seller either expressed or implied with respect to the Royalties or the Purchased Assets and that it does not rely on, and shall have no remedies in respect of, any representation or warranty not specifically set forth in Article III, and (b) nothing contained herein guarantees that sales of the Product and Royalties due to the Purchaser will meet the total Purchase Price or Capped Royalty Amount (it being understood and agreed that nothing in this Section 2.1(e) shall limit in any way the Seller’s obligations under Article VII).

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Section 2.2 Purchase Price.

(a) In partial consideration for the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets, and subject to the terms and conditions set forth herein, the Purchaser shall pay (or cause to be paid) to the Seller, or the Seller’s designee, on the Closing Date, the sum of $13,750,000.00, in immediately available funds by wire transfer to the Seller Account (the “Upfront Purchase Price”).

(b) In partial consideration for the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets, and subject to the terms and conditions set forth herein, the Purchaser shall pay (or cause to be paid) to the Seller, or the Seller’s designee, the Earn Out Milestone Payment, in immediately available funds by wire transfer to the Seller Account, within five (5) Business Days of the date that the Earn Out Milestone has been achieved.

Section 2.3 No Assumed Obligations. Notwithstanding any provision in this Agreement, the License Agreement (including the last sentence of Section 11.3.1 thereof) or any other writing to the contrary, the Purchaser is purchasing, acquiring and accepting only the Purchased Assets and is not assuming any liability or obligation of the Seller or any of the Seller’s Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter, including any liability or obligation of the Seller under the License Agreement whatsoever (and including, for the avoidance of doubt, the liabilities and obligations set forth in Section 10.8.1 thereof). All such liabilities and obligations shall be retained by and remain liabilities and obligations of the Seller or the Seller’s Affiliates (the “Excluded Liabilities and Obligations”).

Section 2.4 Excluded Assets. The Purchaser does not, by purchase, acquisition or acceptance of the rights, title or interest granted hereunder or otherwise pursuant to any of the Transaction Documents, purchase, acquire or accept any assets or contract rights of the Seller under the License Agreement, other than the Purchased Assets, or any other assets of the Seller. Furthermore, nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any asset included in the Purchased Assets, including any contract, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a third party or is cancelable by a third party in the event of an assignment (“Nonassignable Assets”) unless and until such consent shall have been obtained or to the extent any such assignment restriction is removed or expires by its term. Seller shall use its commercially reasonable efforts to cooperate with Purchaser in endeavoring to obtain such consents promptly. In the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held by Seller in trust for Purchaser and the covenants and obligations thereunder shall be performed by Seller in Purchaser’s name and all benefits and obligations existing thereunder shall be for Purchaser’s account. Seller shall take such actions as Purchaser may reasonably request so as to provide Purchaser with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and Seller shall promptly pay over to Purchases all money or other consideration received by it in respect of all Nonassignable Assets.

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Section 2.5 Power of Attorney. Notwithstanding anything to the contrary in this Agreement but subject to Section 5.5, as of and from the Closing Date, Seller on behalf of itself and its Affiliates, and subject to the terms set forth in this Section 2.5, hereby irrevocably constitutes and appoints Purchaser, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, with full power of substitution as Seller’s true and lawful attorney in fact with full irrevocable power and authority in the name and place of Seller and in the name of Seller or in its own name, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and the Bill of Sale and, to the extent that Seller has the right under applicable Law and any applicable contract, Seller hereby grants to Purchaser the power and right, on behalf of Seller, to the extent Seller has the legal power or right to do such act for its own benefit without notice to or assent by Seller, and at any time, to do the following: (a) pay or discharge any taxes, Liens (other than Liens arising through Purchaser), security interests, or other encumbrances levied or placed on or threatened against the Purchased Assets; (b) communicate in its own name with any party to any contract with regard to the assignment of the right, title and interest of Seller in and under the Purchased Assets; (c) execute, in connection with the transfer of title, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Assets, (d) to perform all the obligations and receive all the benefits of Seller under the Nonassignable Assets, and (e) defend, exercise or enforce any of Seller’s rights under the Product Agreements or Product Specific Patents in any manner reasonably necessary or advisable to protect Purchaser’s rights under this Agreement and appoint Purchaser their attorneys-in-fact to act in their name on their behalf. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Seller without Purchaser’s written consent; provided, however that the term of the foregoing power of attorney shall be effective from the Closing Date and shall terminate upon Purchaser’s receipt of the Capped Royalty Amount. If reasonably requested by Purchaser, Seller shall execute a standalone power of attorney consistent with the terms of this Section 2.5 to enable Purchaser to present such power of attorney to other parties without disclosing this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as of the date hereof as follows:

Section 3.1 Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all corporate power and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted, to execute and deliver, and perform its obligations under, the Transaction Documents to which it is party and to exercise its rights and to perform its obligations under the License Agreement. The Seller is duly qualified to transact business as a foreign corporation and is in good standing in every jurisdiction in which the conduct of its business or the ownership or leasing of property requires such license or qualification is required by law (except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change).

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Section 3.2 No Conflicts.

(a) None of the execution and delivery by the Seller of any of the Transaction Documents to which the Seller is party, the performance by the Seller of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will: (i) to Seller’s knowledge, contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, or accelerate the performance provided by, in any respect, (A) any statute, law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which the Seller or any of its Subsidiaries or any of their respective assets or properties may be subject or bound, (B) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Seller or any of its Subsidiaries is a party or by which the Seller or any of its Subsidiaries or any of their respective assets or properties is bound or committed (including the License Agreement) or (C) any term or provision of any of the organizational documents of the Seller or any of its Subsidiaries, except in the case of clauses (A) and (B), for such breaches, violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change; (ii) give rise to any additional right of termination, cancellation or acceleration of any right or obligation of the Seller or any of its Subsidiaries; or (iii) except as provided in any of the Transaction Documents to which it is party, result in or require the creation or imposition of any Lien on the Opiant Technology, Narcan® or any other Specified Product, the License Agreement or the Purchased Assets.

(b) The Seller has not granted, nor does there exist, any Lien on the Transaction Documents, any Product Agreement, the Opiant Technology or the Purchased Assets. Except for the license granted by the Seller to Licensee under the License Agreement, there are no licenses, sublicenses or other rights under the Opiant Technology that have been granted to any other Person.

Section 3.3 Authorization. The execution and delivery of each of the Transaction Documents to which the Seller is party and the performance by the Seller of its obligations hereunder and thereunder have been duly authorized by the Seller. Each Transaction Document to which the Seller is party has been duly executed and delivered by the Seller and, when executed and delivered by all of the other parties thereto, such Transaction Document shall constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

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Section 3.4 Ownership. The Seller is the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under the Purchased Assets and the Opiant Technology and has good and valid title thereto, free and clear of all Liens. The Seller has duly and legally filed or applied for registration for its ownership interest in the Patents included in the Opiant Technology in the United States Patent and Trademark Office, and the Seller is the sole or joint “owner of record” of such Patents in the United States. The Purchased Assets sold, contributed, assigned, transferred, conveyed and granted to the Purchaser on the Closing Date have not been pledged, sold, contributed, assigned, transferred, conveyed or granted by the Seller to any other Person. The Seller has full right to sell, contribute, assign, transfer, convey and grant the Purchased Assets to the Purchaser. Upon the sale, contribution, assignment, transfer, conveyance and granting by the Seller of the Purchased Assets to the Purchaser, the Purchaser shall acquire good and marketable title to the Purchased Assets free and clear of all Liens, other than Liens in favor of the Purchaser, and shall be the exclusive owner of the Purchased Assets. The Purchaser has and shall have the same rights as the Seller would have with respect to the Purchased Assets (if the Seller were still the owner of such Purchased Assets) against any other Person.

Section 3.5 Governmental and Third Party Authorizations. The execution and delivery by the Seller of the Transaction Documents to which the Seller is party, the performance by the Seller of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder (including the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets to the Purchaser) do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person (including any shareholder of, lender to or investor in, the Seller), except for the filing of a Current Report on Form 8-K with the SEC, the filing of UCC financing statements and the consent of Licensee contained in the Licensee Instruction.

Section 3.6 No Litigation. Except as set forth on Schedule 3.6, there is no (a) action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal) pending or, to the knowledge of the Seller, threatened in respect of the Seller or any of its Subsidiaries, Narcan®, any other Specified Product or the Purchased Assets (including the License Agreement), at law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority pending or, to the knowledge of the Seller, threatened against the Seller or any of its Subsidiaries in respect of the Seller or any of its Subsidiaries, Narcan®, any other Specified Product or the Purchased Assets (including the License Agreement), that, in each case, (i) if adversely determined, would be a Material Adverse Change, or (ii) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Seller is party.

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Section 3.7 Solvency. The Seller has determined that, and by virtue of its entering into the transactions contemplated by the Transaction Documents to which the Seller is a party and its authorization, execution and delivery of the Transaction Documents to which the Seller is a party, the Seller’s incurrence of any liability hereunder or thereunder or contemplated hereby or thereby is in its own best interests. Upon consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds therefrom, (a) the fair saleable value of the Seller’s assets is greater than the sum of its debts, liabilities and other obligations, including contingent liabilities, (b) the present fair saleable value of the Seller’s assets is greater than the amount that would be required to pay its probable liabilities on its existing debts and other obligations existing as of the date hereof, including contingent liabilities, as they become absolute and matured (c) the Seller is able to realize upon its assets and pay its debts and other obligations existing as of the date hereof, including contingent obligations, as they mature (d) the Seller is not rendered insolvent, does not have unreasonably small capital with which to engage in its business and is not unable to pay its debts as they mature, (e) the Seller is not subject to any Bankruptcy Event and (f) the Seller is not rendered insolvent within the meaning of Section 101(32) of Title 11 of the United States Code.

Section 3.8 Tax Matters. No deduction or withholding for or on account of any tax has been made, or was required under Applicable Law to be made, from any payment to the Seller under the License Agreement and, following the Closing Date, the Seller believes that no such deduction or withholding will be made or required under currently Applicable Law to be made from any payment to the Purchaser under the License Agreement. The Seller has never filed any tax return or report under any name other than its exact legal name at the time of filing. The Seller has filed (or caused to be filed) all tax returns and reports required by law to have been filed by it and has paid all taxes required to be paid by it, except any such taxes that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

Section 3.9 No Brokers’ Fees. The Seller has not taken any action that would entitle any person or entity other than Torreya Partners LLC (whose fees and commissions are solely the responsibility of the Seller) to any commission or broker’s fee in connection with the transactions contemplated by this Agreement.

Section 3.10 Compliance with Laws. None of the Seller or any of its Subsidiaries (a) has violated or is in violation of, has been given actual notice of any violation of, or, to the knowledge of the Seller, is under investigation with respect to or has been threatened to be charged with, any law, statute, rule, ordinance or regulation of, or any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by, any Governmental Authority or (b) is subject to any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority, in each case, that would reasonably be expected to result in a Material Adverse Change. Each of the Seller and any Subsidiary of the Seller is in compliance with the requirements of all Applicable Laws, a breach of any of which would reasonably be expected to result in a Material Adverse Change.

Section 3.11 Intellectual Property Matters.

(a) Attached hereto as Schedule 3.11(a)(i) and (ii) is a true, correct, and complete listing of all Product Specific Patents and Joint Patents, respectively, as of the date hereof.

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(b) Attached hereto as Schedule 3.11(b) is a true, correct, and complete listing of all Opiant Patents as of the date hereof.

(c) The Seller is the sole and exclusive owner of the entire right, title and interest in the Opiant Know-How, Opiant Patents and Product Specific Patents, free and clear of any Liens (other than the License Agreement). The Seller is the joint owner with Licensee of the Joint Intellectual Property Rights, and the Seller’s interest therein is free and clear of any Liens (other than the License Agreement). To the knowledge of the Seller, there are no facts that would preclude the Seller from having clear title to the Opiant Technology. To the knowledge of the Seller, the Intellectual Property Rights constitute all Information and Patents owned or controlled by the Seller and Licensee that are necessary for the development, manufacture, having manufactured, import, use, sale, having sold, offering for sale or otherwise commercializing Narcan®.

(d) Except as set forth on Schedule 3.6, to the knowledge of the Seller, all of the issued Licensed Patents are valid and enforceable, and there is no reasonable basis or grounds for any Person to claim otherwise. The Seller has not received any opinion, whether preliminary in nature or qualified in any manner, which concludes that a challenge to the validity or enforceability of any of the Licensed Patents may succeed. Except as set forth on Schedule 3.6, the Seller has not received any notice or other communication of any claim by any Person challenging, or threatening to challenge, the ownership of, or rights of the Seller in and to, or the validity or enforceability of, the Licensed Patents.

(e) The Seller has not received any notice from any, and, to the knowledge of the Seller, there is no, Person who is or claims to be an inventor under any of the Licensed Patents who is not a named inventor thereof.

(f) To the knowledge of the Seller, the Licensed Patents have been diligently prosecuted in each country in respect of which applications have been made in the respective Patent Office in accordance with applicable laws and regulations. To the knowledge of the Seller, each individual involved in the filing and prosecution of the Licensed Patents, including the named inventors of the Licensed Patents, has complied in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office in connection with the filing and prosecution of the Licensed Patents, including any duty to disclose to any Patent Office all information known by such inventors to be material to the patentability of each of the Licensed Patents (including any relevant prior art), in each case, in those jurisdictions where such duties exist.

(g) Except as described in the filings by the Seller with the SEC, or as set forth in the NIDA Agreement, to the knowledge of the Seller, no funding, facilities or resources of any governmental entity or any university, college or other educational institution or research center were used in the development of the Opiant Technology, and no governmental entity, university, college or other educational institution or research center has received from the Seller any ownership in or rights to any Opiant Technology.

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(h) There are no unpaid maintenance or renewal fees payable by the Seller to any third party that currently are overdue for any of the Licensed Patents. No Licensed Patents have lapsed or been abandoned, cancelled or expired. The Seller has not, and to the knowledge of the Seller, Licensee has not, committed any act, or failed to commit any required act, that could reasonably be expected to cause any of the Licensed Patents to expire prematurely or be declared invalid or unenforceable, or that estops the enforcement of any of the Licensed Patents against any third party.

(i) Except as set forth on Schedule 3.6, there is no pending, or, to the knowledge of the Seller, no threatened, opposition, interference, reexamination, reissue, inter partes review, post-grant review, cancellation, nullification, injunction, claim, suit, action, citation, summon, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim (collectively, “Disputes”) challenging the legality, validity, enforceability or ownership of any of the Licensed Patents. There are no Disputes by or with any Person involving any Products. The Licensed Patents are not subject to any outstanding injunction, judgment, order, decree, ruling, settlement or other disposition of a Dispute.

(j) To Seller’s knowledge, the exploitation of Narcan® will not infringe any Patent or other intellectual property or proprietary right of any Person. The Seller has not, and to the knowledge of the Seller, Licensee has not, received any notice or other communication of any claim by any Person asserting that the manufacture, importation, sale, offer for sale or use of Narcan® infringes or misappropriates any Patent or other intellectual property or proprietary right of any Person.

(k) Narcan® is a Product.

(l) Except as set forth on Schedule 3.6, to the knowledge of the Seller, there is no Third Party infringing or threatening to infringe the Licensed Patents or misappropriating or threatening to misappropriate the Intellectual Property Rights. Except as set forth on Schedule 3.6, the Seller has not received any written notice under the License Agreement of infringement of any of the Licensed Patents.

Section 3.12 Regulatory Approval, Manufacturing and Marketing.

(a) Licensee is the sole and exclusive owner of all Regulatory Approvals related to Narcan®. To the knowledge of the Seller, Licensee has complied with its obligations to develop Narcan® and seek and obtain Regulatory Approval for Narcan® pursuant to the License Agreement. The Seller and, to the knowledge of the Seller, Licensee, and all of its and their contractors and consultants, conducted all development, manufacturing and other activities that served as the basis for Regulatory Approval of Narcan® in accordance with good laboratory practice, good clinical practice, and good manufacturing practice as applicable and defined by the FDA and Applicable Law.

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(b) Narcan® has received Regulatory Approval for marketing and distribution in the United States. Other than Narcan®, no other Products have received Regulatory Approval for marketing and distribution in the United States.

(c) To the knowledge of the Seller, Licensee has complied with all obligations, including postmarketing and reporting requirements, necessary to maintain all Regulatory Approvals for Narcan®. The Seller has not received any notice or other communication from Licensee indicating that Licensee will not continue to comply with all obligations, including postmarketing and reporting requirements, necessary to maintain all Regulatory Approvals for Narcan®.

(d) Neither the Seller nor, to the knowledge of the Seller, Licensee, has received any written or oral notice from the FDA or any other Regulatory Agency or Third Party alleging that the distribution, marketing, offering for sale, selling, manufacturing, labeling, storing or testing practices of Narcan® are unlawful, and Narcan® has not been the subject of any voluntary or involuntary recall.

Section 3.13 License Agreement.

(a) Other than the Transaction Documents and the License Agreement, there is no contract, agreement or other arrangement (whether written or oral) to which the Seller or any of its Subsidiaries is a party or by which any of their respective assets or properties is bound or committed (i) that creates a Lien on, affects or otherwise relates in any material respect to the Purchased Assets, the License Agreement or the Opiant Technology, or (ii) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to result in a Material Adverse Change. To the knowledge of Seller, as of the Closing Date there are no Product Agreements other than the License Agreement. Except for the License Amendment, the License Agreement has not been amended or modified.

(b) The Seller has provided to the Purchaser true, correct and complete copies of (i) the License Agreement, (ii) all royalty reports delivered to the Seller by Licensee pursuant to the License Agreement and (iii) all material notices and correspondence delivered to, or by, the Seller pursuant to, or relating to, the License Agreement since December 15, 2014.

(c) The License Agreement is in full force and effect and is the legal, valid and binding obligation of the Seller and, to the knowledge of the Seller, Licensee, enforceable against the Seller and, to the knowledge of the Seller, Licensee in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and principles of public policy. The execution and delivery of, and performance of obligations under, the License Agreement were and are within the powers of the Seller and, to the knowledge of the Seller, Licensee. The License Agreement was duly authorized by all necessary action on the part of, and validly executed and delivered by, the Seller and, to the knowledge of the Seller, Licensee. The Seller is not in breach or violation of or in default under the License Agreement which would reasonably be expected to result in a Material Adverse Change. There is no event or circumstance that, upon notice or the passage of time, or both, could reasonably be expected to constitute or give rise to any breach or default in the performance of the License Agreement by the Seller or, to the knowledge of the Seller, Licensee.

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(d) The Seller has not waived any rights or defaults under the License Agreement or released Licensee, in whole or in part, from any of its obligations under the License Agreement. The Seller and Licensee have not agreed to amend or waive any provision of the License Agreement, and there is no current proposal to do so.

(e) To the knowledge of the Seller, no event has occurred that would give the Seller or Licensee the right to terminate the License Agreement or cease paying Royalties or any other amounts thereunder. The Seller has not received any notice of an intention by Licensee to terminate or breach the License Agreement, in whole or in part, or challenging the validity or enforceability of the License Agreement or the obligation to pay the Royalties or any other amounts under the License Agreement, or that the Seller or Licensee is in default of its obligations under the License Agreement. To the knowledge of the Seller, there is no default, violation or breach by Licensee under or of the License Agreement. The Seller has not given Licensee any notice of termination of the License Agreement, in whole or in part.

(f) Except as provided in the License Agreement, the Seller is not a party to any agreement providing for or permitting a sharing of, or Set-off or deduction against, the Royalties or any other amounts payable under the License Agreement to the Seller.

(g) The Seller has not consented to an assignment by Licensee of any of Licensee’s rights or obligations under the License Agreement, and the Seller is not aware of any such assignment by Licensee. To the knowledge of the Seller, Licensee has not granted any sublicense under the Intellectual Property Rights to any Third Party. Except as contemplated by Section 2.1(a) and Section 2.1(d), the Seller has not assigned, in whole or in part, and has not granted, incurred or suffered to exist any Liens on the License Agreement, the Purchased Assets or any of the Seller’s right, title or interest in and to the Opiant Technology (other than, in the case of the Opiant Technology, the License Agreement).

(h) Neither the Seller nor Licensee has made any claim of indemnification under the License Agreement.

(i) The Seller has not exercised its rights to conduct an audit under the License Agreement.

(j) To the knowledge of the Seller, the Seller has received all amounts owed to it under the License Agreement. The Seller has received (A) each payment pursuant to Section 5.1 of the License Agreement and each payment that was due prior to the date hereof pursuant to Section 5.4 of the License Agreement and (B) each applicable milestone payment pursuant to Sections 5.2.1 and 5.2.2 of the License Agreement. No payments under Sections 5.2.3, 5.2.4, 5.2.5, 5.2.6 or 5.3 of the License Agreement have become payable or have been paid as of the date hereof. No payments under Section 5.4.2 of the License Agreement shall be due and payable from and after the date hereof.

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(k) Licensee has not provided the Seller with any notice or document pursuant to Sections 3.3.1(b), 4.3.1, 5.5, 11.1 or 11.6 of the License Agreement, and the Seller has not provided Licensee with any notice pursuant to Sections 4.3.3, 11.1 or 11.6 of the License Agreement. The Seller has reached the Lightlake Cost Cap described in Section 3.8.1 of the License Agreement.

(l) Except as set forth on Schedule 3.6, no Generic Competition for Narcan® or Third Party Royalty in respect of Narcan® has occurred as of the date hereof and, to the knowledge of the Seller as of the date hereof, no Third Party has developed or is developing a Generic Product. To the knowledge of the Seller, no Product other than Narcan®, and no product containing any Product in combination with another active ingredient, has been or is being developed by Licensee or the Seller. The Seller has not received any communication indicating that Licensee has made any determination or election pursuant to clause (i) or (ii) of Section 5.5 of the License Agreement.

(m) Except as set forth on Schedule 3.13(m), all of the representations and warranties of Seller in the License Agreement remain true and correct as if made on the date hereof, except for the effects of the transactions set forth in the License Agreement.

Section 3.14 Profit Sharing Arrangements. Except as set forth on Schedule 3.14, (i) no Person has the right pursuant to any contract, agreement or other arrangement (whether written or oral) between the Seller or any of its Affiliates and such Person to share or receive any payments, profits, financial return or other amounts relating to the Product, Licensed Patents (solely with respect to the Product) or Opiant Technology (solely with respect to the Product); and (ii) Seller has not assigned to any Person any rights that it has under the License Agreement to receive milestone payments, royalty payments or any other fees payable to Seller or any of its Affiliates under the License Agreement.

Section 3.15 UCC Matters. The Seller’s exact legal name is “Opiant Pharmaceuticals, Inc.”, and for the preceding 5 years has been either “Opiant Pharmaceuticals, Inc.” or “Lightlake Therapeutics Inc.”. The Seller was renamed from “Lightlake Therapeutics Inc.” to “Opiant Pharmaceuticals, Inc.” on January 28, 2016. The Seller’s principal place of business is, and for the preceding 5 years has been, either located in the State of Nevada, the State of California or the State of New York. The Seller’s jurisdiction of organization is the State of Nevada. For the preceding 5 years, the Seller has not been the subject of any merger or other corporate or other reorganization in which its identity or status was materially changed, except in each case when it was the surviving or resulting entity.

Section 3.16 Set-off and Other Sources of Royalty Reduction. Except as provided in the License Agreement, Licensee has no right of Set-off or deduction under any contract or other agreement against the Royalties or any other amounts payable to the Seller under the License Agreement. Licensee has not exercised, and, to the knowledge of the Seller, Licensee has not had the right to exercise and no event or condition exists that, upon notice or passage of time or both, could reasonably be expected to permit Licensee to exercise, any Set-off or deduction against the Royalties or any other amounts payable to the Seller under the License Agreement other than as provided under Sections 5.4.3 and 5.5. To the knowledge of the Seller, (i) there are no Third Party Patents that could reasonably be expected to provide a basis for a reduction in the Royalties due to the Seller pursuant to Section 5.5 of the License Agreement, or (ii) no event has occurred or fact exists that is likely to lead to a material reduction of the amount or frequency of the Royalties. There are no compulsory licenses granted or, to the knowledge of the Seller, threatened with respect to the Opiant Technology.

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Section 3.17 Investment Company Status. The Seller is not, and will not be (immediately after giving effect to the Closing), an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as of the date hereof as follows:

Section 4.1 Organization. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all organizational power and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted, to execute and deliver, and perform its obligations under, the Transaction Documents to which it is party.

Section 4.2 No Conflicts. None of the execution and delivery by the Purchaser of any of the Transaction Documents to which the Purchaser is party, the performance by the Purchaser of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will contravene, conflict with, result in a breach or violation of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, or accelerate the performance provided by, in any respect, (i) any statute, law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which the Purchaser or any of its assets or properties may be subject or bound, (ii) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties is bound or committed or (iii) any term or provision of any of the organizational documents of the Purchaser.

Section 4.3 Authorization. The execution and delivery of each of the Transaction Documents to which the Purchaser is party and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by the Purchaser. Each Transaction Document to which the Purchaser is party has been duly executed and delivered by the Purchaser and, when duly executed and delivered by all of the parties thereto, such Transaction Document shall constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

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Section 4.4 Governmental and Third Party Authorizations. The execution and delivery by the Purchaser of the Transaction Documents to which the Purchaser is party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for the filing of UCC financing statements and the consent of Licensee contained in the Licensee Instruction.

Section 4.5 No Litigation. There is no (a) action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal) pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser, at law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative or informal) by or before a Governmental Authority pending or, to the knowledge of the Purchaser, threatened against the Purchaser, that, in each case, challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Purchaser is party.

Section 4.6 Access to Information. The Purchaser acknowledges that it has (a) reviewed the License Agreement and such other documents and information relating to Narcan® and (b) had the opportunity to ask such questions of, and to receive answers from, representatives of the Seller concerning the License Agreement and Narcan®, in each case, as it deemed necessary to make an informed decision to purchase, acquire and accept the Purchased Assets in accordance with the terms of this Agreement. The Purchaser has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the risks and merits of purchasing, acquiring and accepting the Purchased Assets in accordance with the terms of this Agreement.

Section 4.7 Funds Available. The Purchaser has sufficient funds on hand or binding and enforceable commitments to provide it with sufficient funds to satisfy its obligations, in each case to pay the Purchase Price, and the Purchaser has no reason to believe, and has not been provided with oral or written notice that any of its investors are not required or do not intend, for any reason, to satisfy their obligations under such commitments. The Purchaser acknowledges and agrees that its obligations under this Agreement are not contingent on obtaining financing.

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ARTICLE V

COVENANTS

The parties hereto covenant and agree as follows:

Section 5.1 Books and Records; Notices.

(a) After receipt by the Seller of notice of any action, claim, demand, dispute, investigation, arbitration or proceeding (commenced or threatened) relating to the transactions contemplated by any Transaction Document, the Purchased Assets or the Product Agreements or any default or termination by any Person under any Product Agreement, the Seller shall (i) promptly (but in no event more than five Business Days following receipt by the Seller) inform the Purchaser in writing of the receipt of such notice and the substance thereof and (ii) if such notice is in writing, promptly (but in no event more than five Business Days following receipt by the Seller) furnish the Purchaser with a copy of such notice and any related materials with respect thereto.

(b) The Seller shall keep and maintain, or cause to be kept and maintained, at all times books and records adequate to reflect accurately all financial information it has received from Licensee with respect to the Purchased Assets.

(c) Promptly after receipt by the Seller (but in no event more than five Business Days following receipt by the Seller) of any material notice, correspondence or communication (including, if requested by the Purchaser, any royalty reports) relating to any Product Agreement, the Royalties, the Intellectual Property Rights, the Purchased Assets or Narcan® or any other Product, which, for the avoidance of doubt, shall include a copy of any Sublicense agreement with a Commercial Sublicensee provided to the Seller pursuant to Section 4.3.1 of the License Agreement, the Seller shall (i) inform the Purchaser in writing of such receipt and (ii) furnish the Purchaser with a copy of such material notice or communication. Except for communications required to be given or made by the Seller under the License Agreement, the Seller shall not send any communication to Licensee or any of its Affiliates relating to, or involving, the Purchased Assets or the License Agreement, in each case, without the prior written consent of the Purchaser, and the Seller shall promptly provide to the Purchaser a copy of any such communication sent by the Seller to Licensee or any of its Affiliates.

(d) The Seller shall provide the Purchaser with written notice as promptly as practicable (and in any event within five Business Days) after becoming aware of any of the following: (i) the occurrence of a Bankruptcy Event in respect of the Seller; (ii) any breach or default by the Seller of any covenant, agreement or other material provision of any Transaction Document to which it is party; (iii) any representation or warranty made by the Seller in any of the Transaction Documents or in any certificate delivered to the Purchaser pursuant to this Agreement shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made; or (iv) any change, effect, event, occurrence, state of facts, development or condition that would reasonably be expected to result in a Material Adverse Change.

(e) The Seller shall notify the Purchaser in writing not less than 30 days prior to any change in, or amendment or alteration of, the Seller’s (i) legal name, (ii) form or type of organizational structure or (iii) jurisdiction of organization.

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(f) Subject to applicable confidentiality restrictions and securities laws, the Seller shall make available such other information in the Seller’s possession, as the Purchaser may, from time to time, reasonably request with respect to the Purchased Assets, the Product Agreements, Narcan® or any other Product and the Intellectual Property Rights.

Section 5.2 Confidentiality; Public Announcement.

(a) Except as otherwise required by law, by the rules and regulations of the SEC or any securities exchange or trading system or by the FDA or any other Governmental Authority with similar regulatory authority and except as otherwise set forth in this Section 5.2, all Confidential Information furnished by the Seller to the Purchaser, as well as the terms, conditions and provisions of this Agreement and any other Transaction Document, shall be kept confidential by the Purchaser and shall be used by the Purchaser only in connection with this Agreement and any other Transaction Document and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, the Purchaser may disclose (i) such information to its Affiliates, actual and potential partners, directors, employees, managers, officers, agents, investors (including any holder of debt securities of the Purchaser and such holder’s advisors, agents and representatives), co-investors, insurers and insurance brokers, underwriters, financing parties, equity holders, brokers, bankers and trustees and to its and its Affiliates’ accountants, advisors, lawyers and representatives; provided, that such Person(s) shall be informed of the confidential nature of such information and shall be obligated to keep such information confidential pursuant to obligations of confidentiality no less onerous in the aggregate than those set out herein or shall have executed and delivered a confidentiality agreement in form and substance reasonably acceptable to the Seller; and (ii) the Purchase Price and the amount and nature of the Purchased Assets in the footnotes to the Purchaser’s financial statements, to the extent so required by the Purchaser’s independent accountants, and comparable disclosure in the Purchaser’s unaudited financial statements. The foregoing obligations shall expire on the second anniversary of the expiration or termination of the License Agreement in its entirety.

(b) The Seller and the Purchaser acknowledge that each party hereto may, after execution of this Agreement, make a public announcement of the transactions contemplated by the Transaction Documents in the form mutually agreed upon by the Seller and Purchaser. The Seller and the Purchaser agree that, after the Closing Date, public announcements may be issued in the form of press release agreed upon by Seller and Purchaser, and in disclosures contained in documents to be filed with or furnished to the SEC, in each case subject to the Purchaser or the Seller having a reasonable prior opportunity to review such public announcement, and which announcement shall be in a form mutually acceptable to the Purchaser and the Seller, and either party hereto may thereafter disclose any information contained in such press release or SEC documents at any time without the consent of the other party hereto.

(c) Notwithstanding Section 5.2(b), specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving party unless the combination and its principles are in the public domain or in the possession of the receiving party.

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Section 5.3 Further Assurances.

(a) Subject to the terms and conditions of this Agreement, each party hereto will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Applicable Laws to consummate the transactions contemplated by the Transaction Documents to which the Seller or the Purchaser, as applicable, is party, including to perfect the sale, contribution, assignment, transfer, conveyance and granting of the Purchased Assets to the Purchaser pursuant to this Agreement. The Purchaser and the Seller agree to execute and deliver such other documents, certificates, instruments, agreements and other writings and to take such other actions as may be reasonably necessary or desirable, or reasonably requested by the other party hereto, in order to consummate or implement expeditiously the transactions contemplated by any Transaction Document to which the Seller or the Purchaser, as applicable, is party, and to perfect, protect, more fully evidence, vest and maintain in the Purchaser good, valid and marketable rights and interests in and to the Purchased Assets free and clear of all Liens (other than those Liens created in favor of the Purchaser by the Transaction Documents) or enable the Purchaser to exercise or enforce any of the Purchaser’s rights under any Transaction Document to which the Seller or the Purchaser, as applicable, is party, including following the Closing Date.

(b) The Seller and the Purchaser shall cooperate and provide assistance as reasonably requested by the other party hereto, at the expense of such other party hereto, in connection with any litigation, arbitration or other proceeding (whether threatened, existing, initiated or contemplated prior to, on or after the date hereof) to which the other party hereto, any of its Affiliates or controlling persons or any of their respective officers, directors, equityholders, controlling persons, managers, agents or employees is or may become a party or is or may become otherwise directly or indirectly affected or as to which any such Persons have a direct or indirect interest, in each case relating to any Transaction Document, the Purchased Assets or the transactions described herein or therein but in all cases excluding any litigation brought by the Seller against the Purchaser or brought by the Purchaser against the Seller. For the avoidance of doubt, if and to the extent there is any overlap between the provisions of this Section 5.3(b) and the provisions of Sections 5.5, 5.6, 5.7 or 5.8, the provisions of Sections 5.5, 5.6, 5.7 and 5.8 shall govern.

(c) The Seller shall comply with all Applicable Laws with respect to the Transaction Documents to which it is party, the Product Agreements, the Purchased Assets and all ancillary agreements related thereto, the violation of which would reasonably be expected to result in a Material Adverse Change.

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(d) The Seller shall not enter into any contract, agreement or other arrangement (whether written or oral), or exercise any of its rights under any Product Agreement in any manner, that could reasonably be expected to conflict with the Transaction Documents or serve or operate to limit or circumscribe any of the Purchaser’s rights under the Transaction Documents (or the Purchaser’s ability to exercise any such right).

Section 5.4 Payments on Account of the Purchased Assets.

(a) If, notwithstanding the terms of the Licensee Instruction, Licensee or any other Person makes any future payment to the Seller (or any of its Subsidiaries) directly on account of the Purchased Assets, then (i) the portion of such payment that represents the Purchased Assets shall be held by the Seller (or such Subsidiary) in trust for the benefit of the Purchaser in a segregated account, (ii) the Seller (or such Subsidiary) shall have no right, title or interest whatsoever in such portion of such payment and shall not create or suffer to exist any Lien thereon and (iii) the Seller (or such Subsidiary) promptly, and in any event no later than five Business Days following the receipt by the Seller (or such Subsidiary) of such portion of such payment, shall remit such portion of such payment to the Purchaser Account pursuant to Section 5.4(b) in the exact form received with all necessary endorsements.

(b) The Seller shall make all payments to be made by the Seller pursuant to this Agreement by wire transfer of immediately available funds, without Set-off or deduction, to the account set forth in the License Instruction (or to such other account as the Purchaser shall notify the Seller in writing from time to time) (the “Purchaser Account”).

(c) If a Counterparty or any other Person makes any payment to the Purchaser of Royalties relating to periods prior to the Royalties Commencement Date or otherwise not comprising Purchased Assets, then (i) such payment (or the portion thereof not comprising Purchased Assets) shall be held by the Purchaser in trust for the benefit of the Seller in a segregated account, (ii) the Purchaser shall have no right, title or interest whatsoever in such payment (or the portion thereof not comprising Purchased Assets) and shall not create or suffer to exist any Lien thereon and (iii) the Purchaser promptly, and in any event no later than five Business Days following the receipt by the Purchaser of such payment (or the portion thereof not comprising Purchased Assets), shall remit such payment (or the portion thereof not comprising Purchased Assets) to the Seller Account pursuant to Section 5.4(d). For clarity, Purchaser shall receive Royalties for sales of Product made on or after the Royalties Commencement Date and the Purchased Assets do not include the payment of Royalties for sales of Product made prior to such Royalties Commencement Date but paid to Seller after such date.

(d) The Purchaser shall make all payments of Royalties to be made by the Purchaser pursuant to Section 5.4(c) of this Agreement by wire transfer of immediately available funds, without Set-off or deduction, to the following account (or to such other account as the Seller shall notify the Purchaser in writing from time to time) (the “Seller Account”):

Bank Name: HSBC Bank USA, NA

ABA Number: 021001088

Account Number: 629466149

Account Name: Opiant Pharmaceuticals, Inc.

Swift: MRMDUS33

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(e) If a Counterparty takes any Set-off (i) in accordance with the terms of the License Agreement where such Set-off (or any portion thereof) is made in respect of any event occurring, circumstance existing or action taken prior to the Royalties Commencement Date but has the effect of reducing amounts to be paid to the Purchaser following the Closing Date or (ii) against the Purchased Assets in respect of any right of such Counterparty (or any of its Affiliates) against the Seller (or any of its Affiliates) arising from or in connection with any matter (other than the Purchased Assets), then the Seller shall cause the amount of such Set-off (or portion thereof, as the case may be) to be paid in accordance with Section 5.4(b) promptly (but in no event later than five Business Days following such Set-off) to the Purchaser Account.

Section 5.5 Intellectual Property Matters

(a) The Seller shall, in accordance with, and, subject to, Sections 6.2 and 6.3 of the License Agreement, (i) take such actions, and prepare, execute, deliver and file any and all agreements, documents and instruments, that are necessary or desirable to diligently preserve and maintain the Intellectual Property Rights, including all such actions to prosecute and maintain in effect the Licensed Patents and the Adapt Applied Patents and cause all required maintenance fees, annuities and like payments with respect to such Licensed Patents and the Adapt Applied Patents to be paid when due, and (ii) not disclaim (other than terminal disclaimers, as necessary) or abandon any of such Intellectual Property Rights, or fail to take any commercially reasonable action necessary to prevent the disclaimer or abandonment of such Intellectual Property Rights, without, in each case, the Purchaser’s prior written consent. The Seller shall not knowingly disclaim or abandon any of such Intellectual Property Rights, or fail to take any action necessary to prevent the disclaimer or abandonment of such Intellectual Property Rights, which would reasonably be expected to result in a Material Adverse Change. The Seller shall, when available in respect of Narcan® or any other Specified Product, obtain Patents and use commercially reasonable efforts (subject to subsection (d), below) for any corrections, substitutions, reissues and reexaminations thereof, obtain patent term extensions and any other forms of patent term restoration in any country and obtain patent listings in the FDA Electronic Orange Book.

(b) The Seller may, and, if requested in writing by the Purchaser, shall, in accordance with, and, subject to, Section 6.4 of the License Agreement, use commercially reasonable efforts to defend and enforce any of the Intellectual Property Rights against infringement, misappropriation or interference by any other Person, and against any claims of invalidity or unenforceability in any relevant jurisdiction (including by bringing any legal action for infringement, misappropriation or interference, defending counterclaims of invalidity or unenforceability, or defending any action of any Person for declaratory judgment of non-infringement or non-interference). The Seller shall not, without the prior written consent of Purchaser, consent to any compromise or settlement relating to any claim, suit or action enforcing such Intellectual Property Rights against a Third Party that admits the invalidity or unenforceability of such Intellectual Property Rights or requires the payment of money, or otherwise adversely affects the rights of Purchaser with respect to its rights hereunder without the prior written consent of the Purchaser.

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(c) All costs and expenses (including attorneys’ fees and expenses) incurred by the Seller in connection with the prosecution, maintenance, defense or enforcement of the Intellectual Property Rights shall be borne by the Seller.

(d) The Purchaser shall have the right to retain, at its sole expense, outside counsel, who shall be permitted (together with the Purchaser), where and when reasonably practical, to consult with the Seller and its counsel regarding the filing, prosecution, maintenance, enforcement and defense of the Intellectual Property Rights, and any actions taken or proposed to be taken by the Seller in respect thereof, including the strategy, preparation and presentation of any such actions. The Seller and its counsel shall give reasonable consideration to the views of the Purchaser and its counsel with respect thereto. In furtherance of the foregoing, the Seller shall provide the Purchaser with such information with respect to the filing, prosecution, maintenance, enforcement and defense of such Intellectual Property Rights as the Purchaser may, from time to time, request. The Seller shall consider in good faith such information provided by Purchaser or its counsel.

(e) In the event that the Seller does not defend and/or enforce any of the Opiant Technology against infringement, misappropriation or interference by any other Person, or against any claims of invalidity or unenforceability (or, if after initiating any such action, at any time thereafter fails to diligently and vigorously pursue such action), in each case to the full extent of the Seller’s rights (in accordance with, and, subject to, the License Agreement), the Seller shall so notify the Purchaser as soon as possible and in any event at least 30 days before the time limit for bringing or otherwise maintaining such action or proceeding, and the parties shall discuss in good faith the reasons for the Seller’s decision within three Business Days of the Purchaser receiving such notice. In the event after such discussion the Purchaser disagrees with the Seller’s decision, then the Purchaser may commence or continue such defense and/or enforcement of any of such Opiant Technology against infringement, misappropriation or interference by any other Person, and against any claims of invalidity or unenforceability, and the Seller shall cooperate fully with the Purchaser in any such defense and enforcement, including, to the extent required, the furnishing of a power of attorney or joining such action as a necessary party, and executing all papers and instruments as reasonably requested by the Purchaser. The Purchaser may not enter into a settlement in connection with such defense and/or enforcement action or proceeding brought by the Purchaser relating to the Product without Licensee’s written consent. All costs and expenses (including attorneys’ fees and expenses) incurred by the Purchaser in connection with such defense and enforcement shall be borne by the Purchaser. Purchaser shall indemnify, defend and hold Seller Indemnified Parties harmless from and against, and will pay to each Seller Indemnified Party the amount of, any and all Losses (including attorneys fees) awarded against or incurred or suffered by such Seller Indemnified Party arising from any defense and/or enforcement action brought by Purchaser hereunder.

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Section 5.6 License Agreement.

(a) The Seller (i) shall perform and comply in all material respects with its duties and obligations under the License Agreement, (ii) shall not forgive, release or compromise any amount owed to or becoming owing to it under the License Agreement, (iii) shall not, without the prior written consent of the Purchaser, assign (other than in accordance with Section 8.4), amend, modify, supplement, restate, waive, cancel or terminate (or consent to any cancellation or termination of), in whole or in part, the License Agreement (which, for the avoidance of doubt, includes the Licensee Instruction) or any rights constituting or involving or affecting or relating to the Purchased Assets or the right to receive the Royalties, (iv) shall not breach any of the provisions of the License Agreement, (v) except pursuant to Section 5.7, shall not enter into any new agreement in respect of the Purchased Assets or Narcan® or any other Products, (vi) shall not waive any obligation of, or grant any consent to, Licensee under or in respect of Narcan® or any other Products, the License Agreement or the other Purchased Assets and (vii) shall not agree to do any of the foregoing.

(b) The Seller shall not, without the prior written consent of the Purchaser, grant any consent or withhold any consent, exercise or waive any right or option, fail to exercise any right or option or take or fail to take any action in respect of, affecting or relating to the Purchased Assets, Narcan® or any other Products or the License Agreement in any manner that would, in each case, reasonably be expected to (i) result in a Material Adverse Change or (ii) cause an event of default under, or breach or termination of, this Agreement, any other Transaction Document or the License Agreement.

(c) Promptly after (i) receiving notice from Licensee (A) terminating the License Agreement (in whole or in part), (B) alleging any breach of or default under the License Agreement by the Seller or (C) asserting the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, could reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under the License Agreement by the Seller or the right to terminate the License Agreement (in whole or in part) by Licensee or (ii) the Seller otherwise has knowledge of any fact, circumstance or event that, alone or together with other facts, circumstances or events, could reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under the License Agreement by the Seller or give the right to terminate the License Agreement (in whole or in part) by Licensee, in each case, the Seller shall (A) promptly (and in any event within five Business Days) give a written notice to the Purchaser describing in reasonable detail the relevant breach, default or termination event, including a copy of any written notice received from Licensee, and, in the case of any breach or default or alleged breach or default by the Seller, describing in reasonable detail any corrective action the Seller proposes to take, and (B) use commercially reasonable efforts to promptly cure such breach or default and shall promptly (and in any event within five Business Days) give written notice to the Purchaser upon curing such breach or default; provided, however, that, if the Seller fails to cure such breach or default, the Purchaser shall, to the extent permitted by the License Agreement, be entitled to take any and all actions the Purchaser considers reasonably necessary to promptly cure such breach or default, and the Seller shall reasonably cooperate with the Purchaser for such purpose and reimburse the Purchaser promptly (but in no event later than five Business Days following notice thereof) for all costs and expenses incurred in connection therewith.

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(d) Promptly after the Seller obtains knowledge of a breach or default or alleged breach or default under the License Agreement by Licensee or of the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, could reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach or default under the License Agreement by Licensee or the right to terminate the License Agreement (in whole or in part) by the Seller, in each case, the Seller shall (i) within five Business Days of obtaining such knowledge, give a written notice to the Purchaser describing in reasonable detail the relevant breach, default or termination event and (ii) if requested by the Purchaser, proceed in consultation with the Purchaser and shall consider a request by Purchaser for Seller to take such permissible actions (including commencing legal action against Licensee with legal counsel selected by the Purchaser, such counsel to be reasonably satisfactory to the Seller and the costs and expenses of such counsel to be borne by the Seller) to enforce compliance by Licensee with the relevant provisions of the License Agreement and to exercise any or all of the Purchaser’s or the Seller’s rights and remedies, whether under the License Agreement or by operation of law, with respect thereto; provided, that any action taken by Seller shall be in Seller’s sole discretion. The Purchaser shall have the right, at its sole expense, to participate in and control, with counsel appointed by it, any meeting, discussion, action, suit or other proceeding relating to any such breach, default or termination event or alleged breach, default or termination event, including any counterclaim, settlement discussions or meetings; provided, that the fees and expenses of the Purchaser’s counsel in connection therewith shall be borne by the Seller if such breach, default or termination event or alleged breach, default or termination event results from, or is caused by, directly or indirectly, a breach or default by the Seller. The Seller shall make reasonably available its relevant records and personnel to the Purchaser in connection with any prosecution or litigation against Licensee to enforce any of the Purchaser’s or the Seller’s rights under the License Agreement. Notwithstanding anything to the contrary contained in this Article V, nothing herein shall prevent, restrict or limit the Purchaser from directly enforcing Licensee’s payment obligations in respect of the Purchased Assets with counsel selected by the Purchaser in its sole discretion and at its sole cost and expense.

(e) Except in connection with an assignment by the Seller to any other Person with which the Seller may merge or consolidate or to which the Seller may sell all or substantially all of its assets or all of its assets related to Products in accordance with the provisions of Section 8.4, the Seller shall not dispose of, assign or otherwise transfer, or grant, incur or suffer to exist any Lien on the License Agreement, the Purchased Assets or any of the Seller’s right, title or interest in and to the Opiant Technology (in whole or in part), without the prior written consent of the Purchaser.

(f) The Seller shall to the extent reasonably practicable make available its records and personnel to the Purchaser in connection with any prosecution of litigation by the Purchaser against Licensee to enforce any of the Purchaser’s or the Seller’s rights under the License Agreement, and provide reasonable assistance and authority to file and bring the litigation, including, if required to bring the litigation, being joined as a party plaintiff. The Purchaser shall reimburse the Seller for all out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Section 5.6(f).

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Section 5.7 Termination of Product Agreements; Mergers, Consolidations and Asset Sales Involving Licensee; Manufacture of Product by Seller.

(a) Without limiting the provisions of Section 5.6, if a Counterparty or the Seller terminates or provides written notice of termination of any Product Agreement (in whole or in part), or any such Product Agreement is otherwise terminated (in whole or in part), then the Seller agrees to use commercially reasonable efforts to enter into replacement Product Agreements with suitable replacement Counterparties as soon as reasonably practicable (any such license, a “New Arrangement”). In the event Seller is unable to or unwilling to secure one or more replacement Product Agreements within one hundred twenty (120) days of any such termination, Seller agrees that Purchaser shall have the right to negotiate a New Arrangement and grant a license of the Opiant Technology for Products on substantially the same terms as those in the Product Agreement that is being replaced. Seller shall provide reasonable assistance to and cooperate with the Purchaser in such efforts as the Purchaser shall reasonably undertake in connection with the negotiation of a license, which shall include terms no less favorable in the aggregate to the Seller than those contained in the Product Agreement being replaced with respect to obligations and costs imposed on the Seller, disclaimers of the Seller’s liability, intellectual property ownership and control, commercialization diligence and indemnification of the Seller subject to the termination terms set forth therein, including but not limited to Section 10.8 of the License Agreement, if applicable. All costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Seller and the Purchaser in connection with the negotiation and consummation of the New Arrangement pursuant to this Section 5.7 shall be borne by the Seller. Should the Purchaser identify any New Arrangement, the Seller agrees to negotiate in good faith such New Arrangement that satisfies the foregoing requirements promptly upon the written request of the Purchaser. In the event the Seller enters into a New Arrangement, the Seller agrees to comply in all material respects with the provisions of this Agreement in connection with the New Arrangement and references herein to the Purchased Assets and the Product Agreements shall be deemed to be references to any new purchased asset and any new license agreement, constructed under the New Arrangement, and references to Licensee or other Counterparty shall be deemed to be references to the Counterparty to such new license agreement and that other party’s Affiliates and sublicensees or licensees, as the case may be. Such New Arrangement shall also provide, for no additional consideration from the Purchaser, that (i) the Purchaser shall have the same rights as those acquired under the Product Agreement pursuant to this Agreement and (ii) all payments and other consideration (including any Upfront Payment and other fees) thereunder be made by the other party to such New Arrangement directly to the Purchaser.

(b) If there occurs a merger or consolidation of the Seller, on the one hand, and Licensee or its Affiliates, on the other hand, a sale of all or substantially all of the Seller’s assets to Licensee or its Affiliates or a sale or assignment of the License Agreement or the Opiant Technology by the Seller to Licensee or its Affiliates, and in any such case the License Agreement is terminated in connection therewith, the Seller (or its successor) shall pay to the Purchaser royalties on net sales of Specified Products for the term of the License Agreement on the same basis as if the License Agreement had continued and the Purchaser’s rights with respect to the Purchased Assets and the covenants of the Seller under this Agreement shall continue to apply on the same basis as if the License Agreement was in place between the Seller and Licensee.

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(c) For the avoidance of doubt, to the extent that Seller and or any of its Affiliate engages in any commercialization, direct sale, manufacture or other transfer of the Product other than pursuant to a Product Agreement (each a “Self-commercialization Event”), the definition of Royalties shall include any and all amounts received by Seller and/or any of its Affiliate in relation thereto and the subject matter of this Agreement shall be deemed to cover the amounts received by Seller and/or its Affiliate in connection therewith. In the event that Seller and/or its Affiliate engage in any such commercialization, direct sale, marketing or transfer of the Product, Seller and Purchaser shall reasonably cooperate to amend this Agreement to the extent reasonably necessary.

Section 5.8 Audits. Beginning on the Closing Date, the Seller shall, upon the Purchaser’s written request and at the Purchaser’s sole expense (and using an accountant designated by the Purchaser and reasonably satisfactory to the Seller), inspect and audit Licensee’s books and records at any time and from time to time, in accordance with Section 5.13 of the License Agreement for payments that are paid or payable to the Purchaser with respect to Royalties beginning on or after the Royalty Commencement Date. Notwithstanding the foregoing, the Seller shall retain the exclusive right to inspect and audit Licensee’s books and records at any time and from time to time, in accordance with Section 5.13 of the License Agreement, at its sole discretion and its sole expense, for payments that are paid or payable to the Seller pursuant to the License Agreement with respect to all amounts and payment obligations attributable to the period prior to the Royalties Commencement Date. The Seller and the Purchaser agree that all expenses of any inspection or audit carried out for the benefit of the Purchaser that would otherwise be borne by the Seller pursuant to the License Agreement shall instead be borne by the Purchaser, provided, that such inspection or audit (and any expenses related thereto) is approved in advance and in writing by the Purchaser.

Section 5.9 Tax Matters.

(a) Notwithstanding the accounting treatment thereof, for United States federal, state and local tax purposes, the Seller and the Purchaser shall treat the transactions contemplated by the Transaction Documents as a sale for United States federal, state and local tax purposes.

(b) The parties hereto agree not to take any position that is inconsistent with the provisions of this Section 5.9 on any tax return or in any audit or other administrative or judicial proceeding unless (i) the other party hereto has consented to such actions or (ii) the party hereto that contemplates taking such an inconsistent position has been advised by nationally recognized tax counsel in writing that there is no “reasonable basis” (within the meaning of Treasury Regulation Section 1.6662-3(b)(3)) for the position specified in this Section 5.9. If there is an inquiry by any Governmental Authority of the Seller or the Purchaser related to this Section 5.9, the parties hereto shall cooperate with each other in responding to such inquiry in a reasonable manner consistent with this Section 5.9.

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ARTICLE VI
THE CLOSING

Section 6.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the date hereof (the “Closing Date”) at the offices of DLA Piper LLP (US) located at 1650 Market Street, Suite 4900, Philadelphia, Pennsylvania 19103-7300, or such other place as the parties mutually agree.

Section 6.2 Closing Deliverables of the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following:

(a) the Bill of Sale executed by the Seller;

(b) an irrevocable direction to Licensee to pay the Royalties directly to the Purchaser Account, and as to such other matters, in the form set forth in Exhibit B executed by the Seller and by Licensee;

(c) a certificate of an executive officer of the Seller (the statements made in which shall be true and correct on and as of the Closing Date): (i) attaching copies, certified by such officer as true and complete, of (x) the organizational documents of the Seller and (y) resolutions of the governing body of the Seller authorizing and approving the execution, delivery and performance by the Seller of the Transaction Documents and the transactions contemplated herein and therein; (ii) setting forth the incumbency of the officer or officers of the Seller who have executed and delivered the Transaction Documents including therein a signature specimen of each officer or officers; and (iii) attaching a copy, certified by such officer as true and complete, of a recent good standing certificate of the appropriate Governmental Authority of the Seller’s jurisdiction of organization, stating that the Seller is in good standing under the laws of such jurisdiction;

(d) opinions of DLA Piper LLP, special counsel to the Seller, and Rice Reuther Sullivan & Carroll, LLP, Nevada counsel to the Seller, dated the Closing Date, substantially in the form of Exhibit C; and

(e) such other certificates, documents and financing statements as the Purchaser may reasonably request, including (i) a financing statement reasonably satisfactory to the Purchaser to create, evidence and perfect the sale of the Purchased Assets pursuant to Section 2.1(c) and the back-up security interest granted pursuant to Section 2.1(d), (ii) a solvency certificate delivered by the Chief Financial Officer of the Seller in form and substance reasonably satisfactory to the Purchaser and (iii) the results of a recent Lien search with respect to the Seller, such search and results to be reasonably satisfactory to the Purchaser.

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Section 6.3 Closing Deliverables of the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following:

(a) the Bill of Sale executed by the Purchaser; and

(b) payment of the Purchase Price in accordance with Section 2.2.

Section 6.4 Receipt. Following the Closing, the Seller shall deliver to the Purchaser a duly executed receipt for payment of the Purchase Price.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification by the Seller. The Seller agrees to indemnify and hold each of the Purchaser and its Affiliates and any and all of their respective partners, directors, managers, members, officers, employees, agents and controlling persons (each, a “Purchaser Indemnified Party”) harmless from and against, and will pay to each Purchaser Indemnified Party the amount of, any and all Losses (including attorneys fees) awarded against or incurred or suffered by such Purchaser Indemnified Party, whether or not involving a third party claim, demand, action or proceeding, to the extent directly arising out of (i) any breach of any representation, warranty or certification made by the Seller in any of the Transaction Documents to which the Seller is party or certificates given by the Seller to the Purchaser in writing pursuant to this Agreement, (ii) any breach of or default under any covenant or agreement by the Seller to the Purchaser pursuant to any Transaction Document to which the Seller is party, (iii) any fees, expenses, costs, liabilities or other amounts incurred or owed by the Purchaser to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement, and (iv) any of Seller’s obligations and liabilities under any contract, agreement or other arrangement (whether written or oral) described on Schedule 3.14; provided, however, that the foregoing shall exclude any indemnification to any Purchaser Indemnified Party to the extent resulting from (A) the bad faith, gross negligence or willful misconduct of such Purchaser Indemnified Party or (B) acts or omissions of the Seller based upon the written instructions from any Purchaser Indemnified Party. Notwithstanding the foregoing, absent the Seller’s actual fraud, in no event shall the Seller’s indemnification obligations under clause (i) of this Section 7.1 exceed, individually or in the aggregate, an amount equal to the Indemnification Cap, less all Royalties received by the Purchaser, without duplication, under this Agreement prior to and through resolution of the applicable claim.

Section 7.2 Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold each of the Seller and its Affiliates and any and all of their respective partners, directors, managers, members, officers, employees, agents and controlling Persons (each, a “Seller Indemnified Party”) harmless from and against, and will pay to each Seller Indemnified Party the amount of, any and all Losses (including attorneys’ fees) awarded against or incurred or suffered by such Seller Indemnified Party, whether or not involving a third party claim, demand, action or proceeding, to the extent directly arising out of (i) any breach of any representation, warranty or certification made by the Purchaser in any of the Transaction Documents to which the Purchaser is party or certificates given by the Purchaser in writing pursuant to this Agreement or (ii) any breach of or default under any covenant or agreement by the Purchaser pursuant to any Transaction Document to which the Purchaser is party; provided, however, that the foregoing shall exclude any indemnification to any Seller Indemnified Party to the extent resulting from (A) the bad faith, gross negligence or willful misconduct of such Seller Indemnified Party or (B) acts or omissions of the Purchaser based upon the written instructions from any Seller Indemnified Party. Notwithstanding the foregoing, absent the Purchaser’s actual fraud, in no event shall the Purchaser’s indemnification obligations under clause (i) of this Section 7.2 exceed, individually or in the aggregate, an amount equal to the Purchase Price, less all payments of Royalties received by the Seller prior to and through resolution of the applicable claim.

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Section 7.3 Procedures. If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to Section 7.1 or Section 7.2, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Section 7.1 or Section 7.2 unless, and only to the extent that, the indemnifying party is actually prejudiced by such omission. In case any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, at the indemnifying party’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article VII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and except as provided below. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable and documented fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (b) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (c) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of counsel to the indemnifying party. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (such consent not to be unreasonably withheld), effect any settlement, compromise or discharge of any claim or pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or discharge, as the case may be, (i) includes an unconditional written release of such indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (iii) does not impose any obligation or restriction on any indemnified party.

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Section 7.4 Exclusive Remedy. Except in the case of fraud or intentional breach, following the Closing, the indemnification afforded by this Article VII shall be the sole and exclusive remedy for any and all Losses sustained or incurred by a party hereto in connection with the transactions contemplated by the Transaction Documents, including with respect to any breach of any representation, warranty or certification made by a party hereto in any of the Transaction Documents or certificates given by a party hereto in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by a party hereto pursuant to any Transaction Document. Notwithstanding anything in this Agreement to the contrary, in the event of any breach or failure in performance of any covenant or agreement contained in any Transaction Document, the non-breaching party shall be entitled to specific performance, injunctive or other equitable relief pursuant to Section 8.2.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Survival. All representations, warranties and covenants made herein and in any other Transaction Document or any certificates delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. The rights hereunder to indemnification, payment of Losses or other remedies based on such representations, warranties and covenants shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time (whether before or after the execution and delivery of this Agreement or the Closing) in respect of the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, shall not affect the rights hereunder to indemnification, payment of Losses or other remedies based on such representations, warranties and covenants.

Section 8.2 Specific Performance. Each of the parties hereto acknowledges that the other party hereto will have no adequate remedy at law if it fails to perform any of its obligations under any of the Transaction Documents. In such event, each of the parties hereto agrees that the other party hereto shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

Section 8.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent or (d) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt, in all cases, with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows:

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if to the Seller, to:

Opiant Pharmaceuticals, Inc.
Attention: Roger Crystal
401 Wilshire Blvd., 12th Floor
Santa Monica, CA 90401
Facsimile: 917-322-2105
Email: rcrystal@opiant.com

With a copy (that does not constitute notice) to:

DLA Piper LLP (US)

1650 Market Street, Suite 4900

Philadelphia, PA 19103

Facsimile: 215-606-3341

Email: Fahd.Riaz@dlapiper.com

Attn: Fahd M.T. Riaz, Esq.

if to the Purchaser, to:

SWK Funding LLC

c/o SWK Holdings

14755 Preston Road, Suite 105

Dallas, Texas 75254

Attn: Winston Black

With a copy (that does not constitute notice) to:

Holland & Knight LLP

200 Crescent Court, Suite 1600

Dallas, Texas 75201

Attn: Ryan Magee

Each party hereto may, by notice given in accordance herewith to each of the other party hereto, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent.

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Section 8.4 Successors and Assigns. Subject to the remainder of this Section 8.4, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Seller shall not be entitled to assign or otherwise transfer any Transaction Document or any of its obligations, rights or interests under any of the Transaction Documents, in whole or in part, by operation of law, merger, change of control or otherwise, without the prior written consent of the Purchaser, and any purported assignment or transfer without such consent shall be void and of no effect; provided, however, that the Seller may, upon prior written notice to the Purchaser, but without the prior written consent of the Purchaser, assign any of its obligations or rights under this Agreement to any other Person with which it may merge or consolidate or to which it may sell all or substantially all of its assets or all of its assets related to the Products, provided that the Seller assigns all but not less than all, Product Agreements to the assignee and the assignee under such assignment agrees to be bound by the terms of the Transaction Documents and the Product Agreements and furnishes a written agreement (in form and substance reasonably satisfactory to the Purchaser) to the Purchaser to that effect. The Purchaser shall not be entitled to assign or otherwise transfer any Transaction Document or any of its obligations, rights or interests under any of the Transaction Documents, in whole or in part, without the prior written consent of the Seller which shall not be unreasonably withheld, conditioned or delayed; provided, however, that the Purchaser may, upon prior written notice to the Seller, but without the prior consent (written or otherwise) of the Seller, assign the Transaction Documents or any of the Purchaser’s rights, interests or obligations thereunder to (i) any Affiliate of the Purchaser which Affiliate shall agree in writing to be bound to the terms and conditions of all such Transaction Documents, (ii) a lender in connection with providing collateral security to such lender, or (iii) in connection with any sale of all or substantially all of the assets or securities of Purchaser or any of its Affiliates, including by way of merger. In the event of permitted assignment by the Purchaser, the Seller shall be under no obligation to reaffirm any representations, warranties or covenants made in this Agreement or any of the other Transaction Documents or take any other action in connection with any such assignment by the Purchaser.

Section 8.5 Independent Nature of Relationship. The relationship between the Seller and the Purchaser is solely that of seller and purchaser, and neither the Seller nor the Purchaser has any fiduciary or other special relationship with the other party hereto or any of its Affiliates. Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Seller and the Purchaser as a partnership, an association, a joint venture or any other kind of entity or legal form.

Section 8.6 Entire Agreement. This Agreement, together with the Exhibits hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits hereto or the other Transaction Documents) has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other Persons referenced in Article VII any rights or remedies hereunder.

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Section 8.7 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 8.7(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law. Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

Section 8.8 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8.

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Section 8.9 Severability. If one or more provisions of this Agreement are held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall remain in full force and effect and be enforceable in accordance with its terms. Any provision of this Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 8.10 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

Section 8.11 Amendments; No Waivers. Neither this Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed or modified except with the written consent of the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on either party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.12 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

{SIGNATURE PAGE FOLLOWS}

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

OPIANT PHARMACEUTICALS, INC.

By:	/s/ Roger Crystal
Name: Roger Crystal
Title: Chief Executive Officer

SWK FUNDING LLC

By:	/s/ Winston Black
Name: Winston Black
Title: Chief Executive Officer

[Signature Page to Purchase and Sale Agreement]